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                                                              EXHIBIT 24.2

  CERTIFICATE OF THE CORPORATE SECRETARY OF EL PASO NATURAL GAS COMPANY

  I, the undersigned, Stacy J. James, Corporate Secretary of EL PASO NATURAL GAS COMPANY (the "Company"), a Delaware corporation, do hereby certify that the following resolutions were duly adopted by the Board of Directors of the Company at a meeting held June 19, 1996, at which a quorum of said Board was present and acting throughout:

    RESOLVED that the Chief Executive Officer of this Company be, and he hereby is, authorized and empowered, for and on behalf of this Company, to prepare, to execute, either in person or through any one or both of
  H. Brent Austin and Britton White, Jr., as attorneys-in-fact for this Company (the "Attorneys-in-Fact") and to cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-4 relating to the Company Common Stock to be issued out of shares registered pursuant to these resolutions, out of this Company's treasury shares or a combination thereof, and the Rights, if required, and the Company Preferred Stock or such other Registration Statement authorized under the Act as said officer or Attorneys-in-Fact may select, with power in the Chief Executive Officer or either of the Attorneys-in-Fact to cause to be filed such amendments (including, without limitation, post-effective amendments) or supplements thereto, together with all documents required and exhibits to such Registration Statement or any amendments or supplements thereto, as they, in their discretion, may deem necessary or advisable in order to effect the registration of the Company Common Stock and the Company Preferred Stock, all in accordance with the requirements of the Act.

    RESOLVED that said Registration Statement and any amendments (including, without limitation, post-effective amendments) thereto shall be signed by the appropriate officers and Directors of this Company, personally or by either of the Attorneys-in-Fact acting as attorney-in-fact on behalf of such officers or Directors, such officers and Directors being hereby authorized and empowered to designate either of the Attorneys-in-Fact as their attorney-in-fact and to grant to each of them full power and authority to sign the Registration Statement and any amendments (including, without limitation, post-effective amendments) thereto in their name and on their behalf as officers or Directors of this Company, as appropriate.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of EL PASO NATURAL GAS COMPANY, this 17th day of October, 1996.

                                                 /s/ Stacy J. James

                                          By: ____________________________

                                                    Stacy J. James

                                                  Corporate Secretary